UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 7, 2012

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

(509) 568-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Ambassadors Group, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 7, 2012. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Withheld	Broker Non-Votes

James M. Kalustian	12,897,130	1,187,439	2,369,403

Lisa O’Dell Rapuano	13,969,116	115,453	2,369,403

Timothy M. Walsh	13,900,089	184,480	2,369,403

The three nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors to hold office for a three-year term and until their respective successors are elected and qualified.

2. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstentions
16,374,592	38,299	41,081

The proposal was approved.

3. To approve, in an advisory vote, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
9,085,323	2,592,875	2,406,371	2,369,403

The proposal was approved.

4. To approve, in an advisory vote, a stockholder proposal to declassify the Board of Directors, if properly presented at the Annual Meeting.

For	Against	Abstentions	Broker Non-Votes
13,925,824	149,253	9,492	2,369,403

The proposal was approved.

As previously reported in a Schedule 14A filed on May 5, 2012 with the Securities and Exchange Commission (the “Proxy Statement”), on May 7, 2012, the  Company entered into a cooperation agreement with Lane Five Partners LP, certain of its affiliates, Lisa O’Dell Rapuano, Peter H. Kamin and certain other parties, which settled a proxy contest between such parties. A description of the terms of the settlement and the cost of the solicitation to the Company is provided in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date June 8, 2012	By:	/s/Anthony F. Dombrowik

Anthony F. Dombrowik Senior Vice President, Chief Financial Officer (Principal financial officer)